                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [X] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                        UNIVERSAL FOREST PRODUCTS, INC.
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                (Name of Registrant as Specified in Its Charter)
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

NOTICE OF ANNUAL MEETING

     The Annual Meeting of Shareholders of Universal Forest Products, Inc. will be held at the Gerald R. Ford Museum, 303 Pearl NW, Grand Rapids, Michigan, on Wednesday, April 23, 1997, at 8:30 a.m. local time (registration begins at 8:00 a.m.) for the following purposes:

     (1) Election of three directors for three-year terms expiring in 2000.

     (2) Consider and act upon a proposal to approve of an Amendment to the Articles of Incorporation to authorize an additional 15,000,000 shares of common stock.

     (3) Consider and act upon a proposal to approve a Long Term Stock Incentive Plan.

     (4) The transaction of such other business as may properly come before the meeting.

     Shareholders of record at the close of business on March 1, 1997, are entitled to notice of, and to vote at the meeting.

     A copy of the Annual Report to Shareholders for the year ended December 28, 1996, is being mailed to you concurrently with this Notice.

BY ORDER OF THE BOARD OF DIRECTORS

Matthew J. Missad, Secretary

March 25, 1997

Universal Forest Products, Inc.
2801 East Beltline NE
Grand Rapids, Michigan 49505

        YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING,

           PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

                        UNIVERSAL FOREST PRODUCTS, INC.
                             2801 East Beltline NE
                          Grand Rapids, Michigan 49505

                         ANNUAL MEETING OF SHAREHOLDERS

                                 March   , 1997

                                PROXY STATEMENT

                            SOLICITATION OF PROXIES

     This Proxy Statement and the enclosed Proxy are being furnished to holders of Common Stock, no par value, of Universal Forest Products, Inc. (the "Company"), in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Shareholders to be held on April 23, 1997, and at any adjournment of that meeting. The annual meeting will be held at the Gerald R. Ford Museum, 303 Pearl NW, Grand Rapids, Michigan, at 8:30 a.m. local time. Registration for the meeting begins at 8:00 a.m.

     If a Proxy in the enclosed form is properly executed and returned to the Company, the shares represented by the Proxy will be voted at the annual meeting and at any adjournment thereof. If a shareholder specifies a choice, the Proxy will be voted as specified. If no choice is specified, the shares represented by the Proxy will be voted for the election of all nominees named in the Proxy Statement, for the proposal to approve of an Amendment to the Articles of Incorporation to authorize an additional 15,000,000 shares of common stock, for the proposal to approve a Long Term Stock Incentive Plan, and in accordance with the judgment of the persons named as proxies with respect to any other matter which may come before the meeting. A Proxy may be revoked at any time before it is exercised by written notice delivered to the Secretary of the Company, executing a subsequent Proxy or attending the annual meeting and voting in person.

     The cost of the solicitation of Proxies will be borne by the Company. In addition to the use of the mails, Proxies may be solicited personally or by telephone or facsimile by regular employees of the Company without additional compensation. The Company does not intend to pay any compensation for the solicitation of Proxies, except that brokers, nominees, custodians, and other fiduciaries will be reimbursed by the Company for their expenses in connection with sending proxy materials to beneficial owners and obtaining their Proxies.

                               VOTING SECURITIES

     Holders of record of Common Stock at the close of business on the record date for the annual meeting, March 1, 1997, will be entitled to vote at the annual meeting. As of March 1, 1997, there were 17,072,720 shares of Common Stock outstanding. Shareholders are entitled to one vote for each share of Common Stock registered in their names at the close of business on March 1, 1997. Votes cast at the meeting or submitted by Proxy will be counted by inspectors of the meeting who will be appointed by the Company.

                             ELECTION OF DIRECTORS

     The Company's Articles of Incorporation specify that the Board of Directors shall consist of seven members, and that the Board be divided into three classes, as equal in number as possible, with the classes to hold office for staggered terms of three years each. In accordance with the recommendation of the Nominating Committee, the Board of Directors has nominated incumbent directors Peter F. Secchia,

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

Richard M. DeVos, and John W. Garside for re-election as directors for three-year terms expiring at the 2000 annual meeting.

     Unless otherwise directed by a shareholder's Proxy, the persons named as proxy holders in the accompanying Proxy will vote for the nominees described below. In the event any of these nominees becomes unavailable for election as a director at the time of the annual meeting (a situation which is not now anticipated), the Board of Directors may designate a substitute nominee, in which case the accompanying Proxy will be voted for the substituted nominee.

     A vote of the shareholders holding a plurality of the shares present in person or represented by proxy is required to elect directors. Accordingly, the three individuals who receive the greatest number of votes cast at the meeting will be elected as directors. For purposes of counting votes on the election of directors, abstentions, broker non-votes, and shares otherwise withheld from voting will not be counted as shares voted, and will not have a bearing on the outcome of the election. Unless otherwise directed by marking on the accompanying Proxy, the proxy holders named therein will vote the shares for the election of the persons nominated by the Board.

     The Board of Directors recommends a vote FOR the election of all persons nominated by the Board.

     The following table provides certain biographical information for each person who is nominated for election as a director at the annual meeting and who is continuing as an incumbent director.

          NAMES, (AGES), POSITIONS AND BACKGROUNDS
                 OF DIRECTORS AND NOMINEES                                     SERVICE AS A DIRECTOR
--------------------------------------------------------------------------------------------------------
                                  NOMINEES FOR TERMS EXPIRING IN 2000
Peter F. Secchia (59) joined the Company in 1962, and has                   Director since 1967.
been the Chairman of the Board since January of 1993. From                  Chairman of Nominating
1989 until January of 1993, Mr. Secchia served as U.S.                      Committee.
Ambassador to Italy. From 1971 until 1989, Mr. Secchia was
the President, Chief Executive Officer, and Chairman of the
Company. Mr. Secchia also serves as a director of Old Kent
Financial Corporation.
Richard M. DeVos (70) is a founder and co-owner of Amway                    Director since 1993.
Corporation, and its affiliates, in Ada, Michigan, and owner                Member of Compensation
of RDV Sports, Inc.                                                         Committee.
John W. Garside (57) is the President and Treasurer of                      Director since 1993.
Woodruff Coal Company, Kalamazoo, Michigan. Mr. Garside also                Chairman of Compensation
serves as a Director of Arcadia Bank and Trust Company, and                 Committee.
a Director of PRAB, Inc.

                             INCUMBENT DIRECTORS -- TERMS EXPIRING IN 1999
Louis A. Smith (57) is a partner in the law firm of Smith,                  Director since 1993.
Johnson & Brandt, Attorneys, P.C., of Traverse City,                        Chairman of Audit Committee.
Michigan. Mr. Smith also serves as a director of Empire
National Bank, a Trustee for the Interlochen Center for the
Arts and former Chairman of the Board of Trustees for the
Thomas M. Cooley Law School.
John C. Canepa (66) is a Consulting Principal for Crowe                     Director since 1996.
Chizek and Company, LLP, of Grand Rapids, Michigan. Mr.                     Member of Compensation
Canepa retired as Chairman of the Board of Old Kent                         Committee.
Financial Corporation on November 1, 1995, with whom he had
been affiliated since its formation in 1972. Mr. Canepa also serves on the boards of Thorn Apple Valley, Inc. and
Foremost Corporation of America.

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

          NAMES, (AGES), POSITIONS AND BACKGROUNDS
                 OF DIRECTORS AND NOMINEES                                     SERVICE AS A DIRECTOR
--------------------------------------------------------------------------------------------------------

                             INCUMBENT DIRECTORS -- TERMS EXPIRING IN 1998

William G. Currie (49) is the President and Chief Executive                 Director since 1978.
Officer of the Company. He joined the Company in 1971,
serving as a Salesman, General Manager, Vice President, and
Executive Vice President from 1971 to 1983. From 1983 to
1990, Mr. Currie was President of Universal Forest Products,
Inc., and since 1989 has been the Chief Executive Officer of the Company.

Philip M. Novell (58) has been General Sales Manager for the                Director since 1993.
Ford Division of Ford Motor Company since 1989. Prior to                    Member of Audit Committee.
that time, he was the Ford Division's General Marketing
Manager. Mr. Novell also serves on the Board of Directors of the Detroit Visitors Council.

-------------------------

     The Board of Directors has an Audit Committee that recommends to the Board of Directors the selection of independent accountants; approves the nature and scope of services to be performed by the independent accountants and reviews the range of fees for such services; confers with the independent accountants and reviews the results of the annual audit; reviews with the independent accountants the Company's internal auditing, accounting and financial controls; and reviews policies and practices regarding compliance with laws and conflicts of interest. During 1996, the Audit Committee held two formal meetings.

     The Board of Directors has a Nominating Committee that is responsible for recommending to the Board suitable candidates for nomination for positions on the Board of Directors and committees of the Board of Directors. During 1996, the Nominating Committee held one meeting. The Nominating Committee will consider nominees recommended by shareholders, provided that any recommendations are submitted in writing to the Chairman of the Nominating Committee at the address of the Company, on or before the 30th day preceding the date of the annual meeting, including a description of the proposed nominee, his or her consent to serve as a director, and other information regarding the proposed nominee as would be required to be included in a proxy statement filed under the Exchange Act.

     The Board of Directors has a Compensation Committee that is responsible for reviewing and recommending to the Board of Directors the timing and amount of compensation for key employees, including salaries, bonuses, and other benefits. The Compensation Committee also is responsible for administering the Company's stock option and other equity-based incentive plans, recommending retainer and attendance fees for non-employee directors, reviewing compensation plans and awards as they relate to key employees, and administering the Company's retirement plans. During 1996, the Compensation Committee held one meeting.

     During the Company's last fiscal year, there were four regular meetings of the Board of Directors, and the Board took action by unanimous written consent on five occasions. Each of the directors, except Mr. DeVos, who was unavailable for three meetings, attended 75% or more of the aggregate number of meetings of the Board of Directors and meetings of committees on which they were eligible to attend.

COMPENSATION OF DIRECTORS

     Directors who are also employees of the Company receive no annual retainer and are not compensated for attendance at Board or committee meetings. Directors who are not employees of the Company receive a $10,000.00 annual retainer fee, plus $500.00 for attendance at each regular and special meeting of a Board of Directors and each committee meeting held on a day other than the day of a Board meeting. Directors receive no compensation for attendance at a committee meeting held on the day of the Board meeting.

     Beginning in 1997, the Company instituted a Director' Stock Grant Program. In lieu of a cash increase in the amount of the Directors' fees, each outside Director will receive 100 shares of stock for each Board meeting attended up to a maximum of 400 shares per year per Director. These shares will be issued from the authorized but unissued shares of the Company.

     Each outside Director has the opportunity to participate in the Director Retainer Stock Plan. The Director Retainer Stock Plan, approved by shareholders in April 1994, provides that each Director may elect to receive Company stock in lieu of cash compensation for such Director's retainer and meeting fees. In addition, Directors receive reimbursement of ordinary and necessary expenses to attend meetings. The Chairmen of the Audit, Compensation and Nominating Committees do not receive additional compensation.

                 PROPOSAL TO INCREASE AUTHORIZED CAPITAL STOCK

     On January 22, 1997, the Board of Directors proposed that the first paragraph of Article III of the Company's Articles of Incorporation ("Articles") be amended to read as follows:

       "The total number of shares of all classes of stock which the Corporation shall have authority to issue is forty one million (41,000,000) shares, of which forty million (40,000,000) shares shall be of a single class of common stock and one million (1,000,000) shares shall be series preferred stock."

     This amendment would increase the Company's authorized common stock from 25,000,000 shares to 40,000,000 shares of common stock. There would be no change in the number of authorized preferred shares. The purpose of the amendment is to provide additional shares for future issuance. As of March 1, 1997, issued shares of common stock totaled 17,072,720 shares. Of the remaining authorized but unissued shares of common stock, a total of 2,501,792 shares are reserved for issuance pursuant to outstanding options, including the Company's 1989 Executive Committee Stock Options, 1993 Incentive Stock Option Plan and the Company's 1994 Employee Stock Option Plan, as well as shares issued under the Company's Employee Stock Purchase Plan, Director Retainer Stock Plan, Employee Stock Gift Program, Director Stock Grant Plan, and the proposed Long Term Stock Incentive Plan. Accordingly, there remain only 5,425,488 shares of common stock available for future issuance, as authorized by the Board of Directors of the Company. The Company has no series preferred stock issued or outstanding.

     Apart from the shares of common stock reserved for issuance under the above-referenced plans, the Company does not have any present plan, understanding, or agreement to issue additional shares of common stock or to issue shares of preferred stock. Nevertheless, the Board of Directors believes it is advisable to have additional shares of common stock available for possible future acquisitions, public offerings, and stock dividends. The Board of Directors of the Company will determine whether and on what terms the issuance of shares of common stock or preferred stock may be warranted and appropriate. The Company has no plan, understanding, or agreement for future acquisitions.

     All of the additional shares resulting from the increase in the Company's authorized common stock would be of the same class with the same dividend, voting, and liquidation rights as the shares of common stock presently outstanding. The shares would be unreserved and available for issuance. No further authorization for the issuance of common shares by shareholder vote is required under the Company's existing Articles, and none would be required prior to the issuance of the additional common shares by the Company. Shareholders have no preemptive rights to acquire any shares issued by the Company under its existing Articles, and shareholders would not acquire any such rights with respect to any additional shares under the proposed amendment to its Articles.

     While the Company is not aware of any pending or threatened effort to gain control of the Company, shareholders should be aware that the authority of the Board to issue common or preferred stock might be considered as having the effect of discouraging an attempt by another person or entity to effect a takeover or otherwise gain control of the Company, because the issuance of preferred stock with voting powers, or the issuance of additional common stock, would dilute the voting power of the stock then outstanding. Moreover, since the terms of the preferred stock remain to be fixed by the Board of Directors, such stock (or rights to acquire such stock) might contain terms (including class voting rights or rights to exchange such stock or warrants for stock of an acquiring company) which could make acquisition of a controlling interest in the Company more difficult or costly.

     Other provisions of the Company's articles could also be viewed as potential impediments to efforts to acquire control of the Company. Specifically, those provisions of the Articles (i) requiring the election of only one-third of the directors of the Company every year, (ii) requiring the Board to evaluate and determine that any exchange or tender offer for the Company's common stock or proposed merger, consolidation, or acquisition of all or substantially all of the Company's assets is in compliance with all applicable laws and is in the best interests of the Company and its shareholders, and (iii) imposing a super-majority vote requirement applicable to any proposed combination or reorganization of the Company, could be used in a manner calculated to prevent the removal of management and make more difficult or discourage a change in control of the Company. The Company has no present intention of soliciting the vote of shareholders on any other proposal, or series of proposals, to deter changes in control of the Company.

     If the proposed amendment to increase the authorized shares of capital stock is approved, common or preferred stock may, as noted, be issued without further action by the shareholders and without first offering such shares to the Company's shareholders for subscription. Issuance of common or preferred stock otherwise than on a pro rata basis to all current shareholders would reduce current shareholders' proportionate interests.

     The affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company is required for approval of the proposed amendment to the Company's Articles. Unless otherwise directed by a shareholder's proxy, the persons named as proxy voters in the accompanying proxy will vote FOR the amendment.

     THE BOARD OF DIRECTORS HAS DETERMINED THAT THE PROPOSED AMENDMENT IS DESIRABLE AND RECOMMENDS A VOTE FOR THE AMENDMENT.

            PROPOSAL TO APPROVE THE UNIVERSAL FOREST PRODUCTS, INC.
                         LONG-TERM STOCK INCENTIVE PLAN

     On January 22, 1997, the Board of Directors adopted the Universal Forest Products, Inc. Long-Term Stock Incentive Plan (the "Plan"), subject to approval by the Company's shareholders. If approved, the Plan will succeed the Company's 1994 Employee Stock Option Plan. The following summary of the Plan is subject to the specific provisions contained in the complete text of the Plan set forth in Appendix A to this Proxy Statement.

     PURPOSE. The purpose of the Plan is to promote the long-term success of the Company for the benefit of its shareholders through stock-based compensation, by aligning the personal interests of the Company's key employees with those of its shareholders. The Plan is designed to allow key employees to participate in the Company's future, as well as to enable the Company to attract, retain, and reward such employees.

     ADMINISTRATION. The Plan will be administered by a committee designated by the Board of Directors (the "Committee"), composed of two or more "Nonemployee Directors" within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities and Exchange Act of 1934, as amended. Subject to the Company's Articles of Incorporation, Bylaws, and the provisions of the Plan, the Committee has the authority to select key employees to whom Awards may be awarded; the type of Awards (or combination thereof) to be granted; the number of shares of Common Stock to be covered by each Award; and the terms and conditions of any Award, such as conditions of forfeiture, transfer restrictions, and vesting requirements.

     The Plan provides for the granting of a variety of stock-based Awards, described in more detail below, such as Stock Options, including Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), Reload Options, Stock Appreciation Rights,

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

Restricted Stock, Performance Shares, and other Stock-Based Awards. The term of the Plan is ten (10) years; no Awards may be granted under the Plan after January 1, 2007. The closing sale price of the Company's Common Stock as quoted in the Nasdaq National Market on March 3, 1997, was $14.125 per share.

     TYPES OF AWARDS. The following types of Awards may be granted under the
Plan:

     An "Option" is a contractual right to purchase a number of shares at a price determined at the date the Option is granted. Options include Incentive Stock Options, as defined in Section 422 of the Code, as well as Nonqualified Stock Options. The exercise price included in both Incentive Stock Options and Nonqualified Stock Options must equal at least 100% of the fair market value of the stock at the date of grant. Awards of certain Options may also include Reload Options. A Reload Option is an Option to purchase shares equal to the number of shares of Common Stock delivered in payment of the exercise price (including, in the discretion of the Committee, the number of shares tendered to the Company to satisfy any withholding tax liability arising upon exercise) and is deemed to be granted upon such delivery without further action by the Committee. A Reload Option is subject to the same terms of the original option, including the term thereof; however, the exercise price of the Reload Option must equal the fair market value of the Company's Common Stock on the date of grant of the Reload Option.

     A "Stock Appreciation Right" is an Award of the right to receive stock or cash of an equivalent value in an amount equal to the difference between the price specified in the Stock Appreciation Right and the prevailing market price of the Company's Common Stock at the time of exercise. Stock Appreciation Rights may be granted only in tandem with Options.

     "Restricted Stock Grants" are shares of Common Stock granted to an employee for no or nominal consideration. Title to the shares passes to the employee at the time of the grant; however, the ability to sell or otherwise dispose of the shares is subject to restrictions and conditions determined by the Committee.

     "Performance Shares" are an Award of the right to receive stock or cash of an equivalent value at the end of the specified performance period upon the attainment of specified performance goals.

     An "Other Stock-Based Award" is any other Award that may be granted under the Plan that is valued in whole or in part by reference to or is payable in or otherwise based on Common Stock.

     SHARES SUBJECT TO PLAN. One million one hundred thousand (1,100,000) shares of Common Stock, no par value, are proposed to be set aside for use under the Plan. The shares to be offered under the Plan will be authorized and unissued shares, including shares reacquired by the Company which have that status. The number of shares that may be issued under the Plan and the number of shares subject to Options are subject to adjustments in the event of a merger, reorganization, consolidation, recapitalization, dividend (other than ordinary cash dividends), stock splits, or other change in corporate structure affecting the Common Stock. Subject to certain restrictions, unexercised Options, lapsed shares of Restricted Stock, and shares surrendered in payment for exercising Options may be reissued under the Plan.

     TERMINATION OR AMENDMENT OF THE PLAN. The Board may at any time amend, discontinue, or terminate this Plan or any part thereof; however, unless otherwise required by law, after shareholder approval, the rights of a participant may not be impaired without the consent of such participant. In addition, without the approval of the Company's shareholders, no amendment may be made which would increase the aggregate number of shares of Common Stock that may be issued under the Plan, or decrease the Option price of any Option to less than 100% of the fair market value on the date of grant.

     ELIGIBILITY. Key employees of the Company and its subsidiaries are eligible to be granted Awards under the Plan. Eligibility is determined by the Committee. At present, no employees have been granted Awards or are otherwise participating in the Plan. It is not possible to predict the number or identity of future participants or, except as set forth in the Plan, to describe the restrictions that may be included in Award agreements.

     PARTICIPATION AND ASSIGNABILITY. Neither the Plan nor any Award agreement granted under the Plan entitles any participant or other employee to any right to continued employment by the Company or any subsidiary. Generally, no Award, Option, or other benefit payable under the Plan may, except as otherwise specifically provided by law, be subject in any manner to assignment, transfer, or encumbrance. However, Nonqualified Stock Options may be transferred without consideration to (i) an immediate family member of the optionee, (ii) a trust for the benefit of an immediate family member of the optionee, or (iii) a partnership or a limited liability company whose only partners or members are immediate family members, if the option holder satisfies certain conditions as may be required by the Committee.

     FEDERAL TAX CONSEQUENCES. The following summarizes the consequences of the grant and acquisition of Awards under the Plan for federal income tax purposes, based on management's understanding of existing federal income tax laws. This summery is necessarily general in nature and does not purport to be complete. Also, state and local income tax consequences are not discussed, and may vary from locality to locality.

     OPTIONS. Plan participants will not recognize taxable income at the time an Option is granted under the Plan unless the Option has a readily ascertainable market value at the time of grant. Management understands that Options to be granted under the Plan will not have a readily ascertainable market value; therefore, income will not be recognized by participants before the time of exercise of an Option. For Nonqualified Stock Options, the difference between the fair market value of the shares at the time an Option is exercised and the Option price generally will be treated as ordinary income to the optionee, in which case the Company will be entitled to a deduction equal to the amount of the optionee's ordinary income. With respect to Incentive Stock Options, participants will not realize income for federal income tax purposes as a result of the exercise of such Options. In addition, if Common Stock acquired as a result of the exercise of an Incentive Stock Option is disposed of more than two years after the date the Option is granted and more than one year after the date the Option was exercised, the entire gain, if any, realized upon disposition of such Common Stock will be treated for federal income tax purposes as capital gain. Under these circumstances, no deduction will be allowable to the Company in connection with either the grant or exercise of an Incentive Stock Option. Exceptions to the general rules apply in the case of a "disqualifying disposition."

     If a participant disposes of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option before the expiration of one year after the date of exercise or two years after the date of grant, the sale of such stock will be treated as "disqualifying disposition." As a result, such a participant would recognize ordinary income and the Company would be entitled to a deduction in the year in which such disposition occurred. The amount of the deduction and the ordinary income recognized upon a disqualifying disposition would generally be equal to the lesser of: (a) the sale price of the shares sold minus the Option price, or (b) the fair market value of the shares at the time of exercise and minus the Option price. If the disposition is to a related party (such as a spouse, brother, sister, lineal descendant, or certain trusts for business entities in which the seller holds a direct or indirect interest), the ordinary income recognized generally is equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Any additional gain recognized upon disposition, in excess of the ordinary income, will be taxable as capital gain. In addition, the exercise of Incentive Stock Options may result in an alternative minimum tax liability.

     RELOAD STOCK OPTIONS. Participants will recognize no income on the grant of any Reload Option. The tax consequences to the participant and the Company are the same as that for a Stock Option.

     STOCK APPRECIATION RIGHTS. Upon the grant of a Stock Appreciation Right, the participant will realize no taxable income and the Company will receive no deduction. A participant will realize income at the time of exercise if the Award becomes vested and is no longer subject to forfeitures and the participant is entitled to receive the value of the Award. The Company will receive a deduction of an equal amount in the same year the participant recognizes income.

     RESTRICTED STOCK. Recipients of shares of Restricted Stock that are not "transferable" and are subject to "substantial risks of forfeiture" at the time of grant will not be subject to federal income taxes until the lapse or release of the restrictions or sale of the shares, unless the recipient files a specific election under the Code to be taxed at the time of grant. The recipient's income and the Company's deduction will be equal to the excess of the then fair market value (or sale price) of the shares less any purchase price.

     PERFORMANCE SHARES. Participants are not taxed upon the grant of Performance Shares. Upon receipt of the underlying shares or cash, a participant will be taxed at ordinary income tax rates (subject to withholding) on the amount of cash received and/or the current fair market value of stock received, and the Company will be entitled to a corresponding deduction. The participant's basis in any Performance Shares received will be equal to the amount of ordinary income on which he or she was taxed and, upon subsequent disposition, any gain or loss will be capital gain or loss.

     REQUIRED VOTE FOR APPROVAL. The affirmative vote of a majority of the Company's Common Stock voted at the Annual Meeting, by person or by proxy, is required to approve the Plan. While broker nonvotes will not be treated as votes cast on the approval of this Plan, shares voted as abstentions will be counted as votes cast. Since a majority of the votes cast is required for approval, the sum of any negative votes and abstentions will necessitate offsetting affirmative votes to assure approval. Unless otherwise directed by marking the accompanying proxy, the proxy holders named therein will vote for the approval of the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSED PLAN.

                           OWNERSHIP OF COMMON STOCK

     The following table sets forth information as to each shareholder known to the Company to have been the beneficial owner of more than five percent (5%) of the Company's outstanding shares of Common Stock as of March 1, 1997:

                    NAME AND ADDRESS OF                            AMOUNT AND NATURE OF          PERCENT
                      BENEFICIAL OWNER                            BENEFICIAL OWNERSHIP(1)      OF CLASS(2)
----------------------------------------------------------------------------------------------------------
Peter F. Secchia                                                       3,978,824(3)               23.1%
2801 East Beltline NE
Grand Rapids, MI 49505
William G. Currie                                                        987,154(4)                5.7%
2801 East Beltline NE
Grand Rapids, MI 49505

-------------------------
(1) Except as otherwise indicated by footnote, each named person has sole voting and investment power with respect to the shares indicated.

(2) Shares outstanding for this calculation include 137,500 shares which are subject to options exercisable within 60 days and held by persons in this table. Also includes Director Retainer Stock Plan of 10,541 share, and options held by others for 40,000 shares and exercisable within 60 days.

(3) Includes 50,000 shares owned by Mr. Secchia's wife. Includes 363,892 shares held by a Grantor Retained Annuity Trust of which Mr. Secchia is the beneficiary. Includes 365,213 shares held by a family Limited Liability Company of which Mr. Secchia is a member. Also includes 1,200,000 shares held by a family Limited Partnership of which Mr. Secchia is a partner. Also includes 12,500 shares which may be acquired by Mr. Secchia pursuant to options exercisable within 60 days.

(4) Includes 125,000 shares that may be acquired by Mr. Currie pursuant to options exercisable within 60 days. Also includes 368,776 shares held by partnerships of which Mr. Currie is a general partner. The Partnership Agreements provide that Mr. Currie has the authority to vote all of the shares held by the partnership. Each partner is deemed to have beneficial ownership of all the shares held by these partnerships. Excludes shares held by the Company's Profit Sharing Trust, except for 91,770 shares allocated to Mr. Currie's account. Mr. Currie, as a Trustee, disclaims beneficial ownership of all other shares held by the Trust.

                       SECURITIES OWNERSHIP OF MANAGEMENT

     The following table contains information with respect to ownership of the Company's Common Stock by all directors, nominees for election as director, executive officers named in the tables under the caption "Executive Compensation," and all executive officers and directors as a group. The information in this table was furnished by the Company's officers, directors, and nominees for election of directors, and represents the Company's understanding of circumstances in existence as of March 1, 1997.

                          NAME OF                                  AMOUNT AND NATURE OF          PERCENT
                      BENEFICIAL OWNER                            BENEFICIAL OWNERSHIP(1)      OF CLASS(2)
----------------------------------------------------------------------------------------------------------
Peter F. Secchia                                                         3,978,824(3)             23.1%
William G. Currie                                                          987,154(4)(5)           5.7%
James H. Ward                                                              534,622(4)              3.1%
Michael B. Glenn                                                           481,932(4)              2.8%
Donald L. Harris                                                           620,731(4)              3.6%
Richard M. DeVos                                                            25,000                   *
Louis A. Smith                                                              15,166(7)                *
John W. Garside                                                             13,150                   *
John C. Canepa                                                               7,798(7)                *
Philip M. Novell                                                             5,577(7)                *
All directors and executive officers as a group (15 persons)             6,034,958(6)(7)          35.4%

-------------------------
 *  Less than one percent (1%).

(1) Except as otherwise indicated by footnote, each named person has sole voting and investment power with respect to the shares indicated.

(2) Shares outstanding for this calculation include 177,500 shares which are subject to options exercisable within 60 days, and 10,541 shares which are subject to issuance under the Director's Retainer Stock Plan.

(3) Includes 50,000 shares owned by Mr. Secchia's wife. Includes 363,892 shares held by a Grantor Retained Annuity Trust of which Mr. Secchia is the beneficiary. Includes 365,213 shares held by a family Limited Liability Company of which Mr. Secchia is a member. Also includes 1,200,000 shares held by a family Limited Partnership of which Mr. Secchia is a partner. Also includes 12,500 shares which may be acquired by Mr. Secchia pursuant to options exercisable within 60 days.

(4) Twenty-five current and former employees of the Company, including Messrs. Currie, Ward, Glenn, and Harris, along with other executive officers of the Company, are partners of a general partnership that owns 300,000 shares of the Company's Common Stock. The terms of this Partnership Agreement provide that Mr. Currie has the authority to vote all the shares held by the partnership. Each partner is deemed to have beneficial ownership of all the shares held by this partnership.

(5) Includes 125,000 shares that may be acquired by Mr. Currie pursuant to options exercisable within 60 days. Also includes 68,776 shares held by a partnership of which Mr. Currie is a general partner. The Partnership Agreement provides that Mr. Currie has the authority to vote all of the shares held by the partnership. Each partner is deemed to have beneficial ownership of all the shares held by this partnership. Excludes shares held by the Company's Profit Sharing Trust, except for 91,770 shares allocated to Mr. Currie's account. Mr. Currie, as a Trustee, disclaims beneficial ownership of all other shares held by the Trust.

(6) Includes options to purchase 177,500 shares of Common Stock exercisable within 60 days.

(7) Includes shares obtained through the Company's Director Retainer Stock Plan for Mr. Smith, Mr. Novell, and Mr. Canepa who hold 5,166 shares, 4,577 shares, and 798 shares through such plan, respectively.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table shows certain information concerning the compensation for the Chief Executive Officer and each of the Company's four most highly compensated executive officers for fiscal 1996, and their compensation for 1995 and 1994:

                                                                ANNUAL COMPENSATION
                                                               ----------------------         ALL OTHER
              PRINCIPAL POSITION                     YEAR       SALARY       BONUS(1)      COMPENSATION(2)
----------------------------------------------------------------------------------------------------------
Peter F. Secchia                                     1996      $320,750      $400,000          $12,299
Chairman of the Board                                1995       265,395      362,674            14,273
                                                     1994       254,167      250,000            13,279
William G. Currie                                    1996       345,751      450,000            12,367
Chief Executive Officer                              1995       333,937      387,674            14,275
and Director                                         1994       322,917      325,000            13,966
James H. Ward                                        1996       193,166      268,814            12,367
President                                            1995       183,250      211,934            14,275
Universal Forest Products                            1994       173,958      159,934            13,403
Southern Company, Inc.
Michael B. Glenn                                     1996       186,000      469,111            12,367
President                                            1995       173,750      263,630            14,275
Universal Forest Products                            1994       158,917      175,000            13,347
Southwest Company, Inc.
Donald L. Harris                                     1996       219,291      191,373            12,367
President                                            1995       210,958      160,000            14,275
Universal Forest Products                            1994       203,667      173,533            13,516
Eastern Company, Inc.

-------------------------
(1) Includes annual bonus payments under a plan that covers substantially all salaried employees. The bonus amounts herein represent the amounts earned in each respective year, which are paid in the subsequent year.

(2) The amounts set forth in this column represent Company contributions to the Company's Profit Sharing and 401(k) Plan. Subject to certain age and service requirements, all employees of the Company and its subsidiaries are eligible to participate in the Plan.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information regarding the number and value of exercised and unexercised options held by the named officers at December 28, 1996. Messrs. Ward, Glenn, and Harris exercised options to purchase 5,000 shares during the last fiscal year.

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                                                               OPTIONS AT                IN-THE-MONEY OPTIONS AT
                        SHARES                            DECEMBER 28, 1996(#)           DECEMBER 28, 1996($)(2)
                      ACQUIRED ON       VALUE        ------------------------------   ------------------------------
      EXECUTIVE       EXERCISE(#)   REALIZED($)(1)   EXERCISABLE      UNEXERCISABLE   EXERCISABLE      UNEXERCISABLE
--------------------------------------------------------------------------------------------------------------------
Peter F. Secchia             0         $     0               0            75,000      $        0        $  681,250
William G. Currie            0               0         100,000           150,000       1,049,000         1,362,500
James H. Ward            5,000          30,000               0            45,000               0           366,250
Michael B. Glenn         5,000          30,000               0            45,000               0           366,250
Donald L. Harris         5,000          31,250               0            45,000               0           366,250

-------------------------
(1) Represents aggregate value of the closing market price of the Company's stock as of the date on which the options were exercised, less the exercise price.

(2) Values based on the difference between the closing market price of the Company's stock as of December 28, 1996 and the exercise price of the options.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

          During 1996, the Company maintained its compensation program in keeping with the direction of the Compensation Committee goals. Its compensation policies and plans are designed to align the financial interests of its officers and key executives with those of its shareholders. The focus of the Committee has been to tie executive compensation to the creation of shareholder value, both short and long term.

          The Committee believes executives should be rewarded for achieving Company objectives, such as return on investment in excess of the Company's cost of capital. By increasing the Company's return on investment, the value of the Company is dramatically increased, and each shareholder will benefit. With these objectives in mind, the Committee has determined that the following package of base salary, bonus and benefits will provide the best motivation for Company executives to meet the goal of increasing shareholder value.

          BASE SALARIES. Annual base salaries are based on past and present corporate and individual performance, with reference to base salary data of peer group corporations so such salaries are generally competitive. The peer group used by the Company is the same as used in the peer group index.

          The Committee has complete discretion in determining base salary amounts (including the grant and amount of any annual discretionary incentive payments or stock option awards), regardless of whether corporate or individual performance goals are achieved. The Committee exercised its complete discretion in setting base salaries for 1996.

          Each year the Committee reviews, with the Chief Executive Officer, and approves, with such modifications as it may deem appropriate, an annual salary plan for the ensuing February 1 to January 31, based on current national survey data and performance judgments as to the past and expected future contributions of the individual officers.

          INCENTIVE COMPENSATION. The Company relies to a large degree on annual discretionary incentive compensation to attract and retain Company officers and other key employees of outstanding abilities, and to motivate them to perform to the full extent of their abilities. Fiscal 1996 was the second year of the Company's new incentive compensation system which phases in an increased focus on Return on Investment (ROI). For Messrs. Ward, Glenn, and Harris, 1996 bonuses are based two-thirds on ROI and one-third on the profitability of their respective operations. For Messrs. Currie and Secchia, incentive compensation is based two-thirds on ROI and one-third on the profitability of the Company as a whole.

          In determining the Chief Executive Officer's incentive compensation amount for 1996, the Committee considered its evaluation of the Company's performance, both on an absolute basis and relative to the performance of similar companies in similar industries. The Chief Executive Officer's bonus for 1996 reflects the Committee's assessment of the Company's overall performance, including record net earnings achieved in 1996. The increase in his bonus, relative to 1995, reflects the fact that the Company's 1996 profits reached record levels.

          In setting incentive compensation for Messrs. Currie and Secchia for 1996, the Committee considered management's success in asset management which yielded record net earnings for the Company. Nonetheless, the Committee accepted Mr. Currie's recommendation that the amount of incentive compensation to be received by Messrs. Currie and Secchia for 1996 be reduced from the amount calculated by the incentive compensation formula based on ROI and operating profit.

          CHIEF EXECUTIVE. The Committee annually reviews and establishes the discretionary component of the base salary of the Chief Executive Officer. His salary is based on comparable compensation data, the Committee's assessment of his past performance and its expectation as to his future contributions in leading the Company and its businesses. The Chief Executive Officer's base salary fell within the middle-range of the salaries of comparable executives. The Committee has complete discretion in setting compensation for Mr. Currie (who does not have an employment agreement with the Company).

          CHANGES FOR 1997. For fiscal 1997, the Company continues to phase-in its incentive compensation system based on the Company's ROI. By basing the individual's incentive compensation on the ROI generated by the profit center, the individual is rewarded for properly managing assets, increasing cash flow, and obtaining higher net margins. To continue this shift to ROI, operations officers will receive incentive compensation based solely on ROI for their respective operations. A discretionary bonus component will be available for operations which have not yet hit the ROI target, but which demonstrate earnings improvement over the previous year.

          For the Chief Executive Officer, incentive compensation will be based on ROI and the achievement of Company goals. While the Company utilizes an incentive compensation formula which includes ROI and attainment of Company goals such as increased net earnings and increased sales, the Committee does have discretion in establishing incentive compensation for the Chief Executive Officer. Strategic goals to be considered by the Committee for 1997 include new product development, new business initiatives, and increasing market share of value added products. The Committee will also look at management criteria such as productivity and quality improvement, management development, and production efficiency when determining incentive compensation awards for 1997, however, no specific weighting is given to any of these criteria.

          The Company continues to review the One Million Dollar ($1,000,000.00) limitation on compensation deductions set forth in sec.162(m) of the Internal Revenue Code in order to determine what action, if any, the Company will take. No action is proposed at the present time.

          The Committee reviewed the proposed Long Term Stock Incentive Plan and approved the Plan, pending shareholder approval.

This report has been furnished by the members of the Board of Directors' Compensation Committee.

                                          John W. Garside, Chairman
                                          John C. Canepa
                                          Richard M. DeVos

     The report of the Compensation Committee shall not be deemed incorporated by reference in any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

STOCK PERFORMANCE GRAPH

     The following graph depicts the cumulative total return on the Company's common stock compared to the cumulative total return on the indices for the NASDAQ market (all U.S. companies) and a forest industry peer group selected by the Company. The graph assumes an investment of $100.00 on November 10, 1993, the first day of public trading of the Company's stock, and reinvestment of dividends in all cases.

         MEASUREMENT PERIOD               UNIVERSAL           NASDAQ          SELF-DETE
        (FISCAL YEAR COVERED)               FOREST            STOCK          RMINED PEER
                                          PRODUCTS,         MARKET (US          GROUP
                                             INC.           COMPANIES)
1991                                                                 72.3              60.2
1992                                                                 85.9              82.8
1993                                              128.3              98.5             107.0
1994                                               82.9              96.6              92.0
1995                                              123.3             137.1             100.8
1996                                              178.8             170.5             110.2

     The companies included in the self-determined forest industry peer group are as follows:

          --  Ply Gem Industries, Inc.
          --  Weyerhaeuser Company
          --  ABT Building Products Corp.
          --  Morgan Products Ltd.
          --  Georgia Pacific Corp.
          --  Louisiana Pacific Corp.
          --  Armstrong World Industries, Inc.
          --  Triangle Pacific Corp.

     The returns of each company included in the self-determined peer group are weighted according to each respective company's stock market capitalization at the beginning of each period presented in the graph above.

                  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

     Section 16(a) of the Exchange Act requires directors, executive officers and greater than 10% beneficial owners to file reports of ownership and changes in ownership of shares of Common Stock with the Securities and Exchange Commission, and applicable regulations require them to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon review of the copies of such reports furnished to the Company, or written representations that no such reports were required, the Company believes that during the last fiscal year all Section 16(a) filing requirements applicable to these reporting persons were complied with.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP, certified public accountants, have audited the financial statements of the Company and its subsidiaries for the fiscal year ended December 28, 1996, and management intends to recommend the reappointment of the firm of Deloitte & Touche LLP as independent auditors of the Company for the current fiscal year. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting, will have an opportunity to make a statement and are expected to be able to respond to appropriate questions from the shareholders.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the 1998 Annual Meeting
of Shareholders must be received by the Company not later than November   ,
1997, to be considered for inclusion in the proxy materials relating to that meeting. Proposals of shareholders should be addressed to the attention of Secretary, 2801 East Beltline NE, Grand Rapids, Michigan 49505.

March , 1997

                                          By Order of the Board of Directors,

                                          --------------------------------------
                                          Matthew J. Missad, Secretary

                                                                      APPENDIX A

                        UNIVERSAL FOREST PRODUCTS, INC.
                         LONG-TERM STOCK INCENTIVE PLAN

                                   ARTICLE 1
                     ESTABLISHMENT AND PURPOSE OF THE PLAN

     1.1 Establishment of the Plan. Universal Forest Product, Inc., a Michigan corporation (the "Company"), hereby establishes an incentive compensation plan to be known as the "Universal Forest Products, Inc. Long-Term Stock Incentive Plan" (the "Plan"), as set forth in this document. The Plan permits the granting of stock options, stock appreciation rights, restricted stock, and other stock-based awards to key employees of the Company and its Subsidiaries. Upon approval by the Board of Directors of the Company, subject to ratification by the affirmative vote of holders of a majority of shares of the Company's Common Stock present and entitled to vote at the 1997 Annual Meeting of Shareholders, the Plan shall become effective as of January 1, 1997 (the "Effective Date").

     1.2 Purpose of the Plan. The purpose of the Plan is to promote the long-term success of the Company for the benefit of the Company's shareholders, through stock-based compensation, by aligning the personal interests of the Company's key employees with those of its shareholders. The Plan is also designed to allow key employees to participate in the Company's future, as well as to enable the Company to attract, retain and award such employees.

     1.3 Term of Plan. No Awards shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date ("Termination Date"), provided that Awards granted prior to the Termination Date may extend beyond that date, and Cash Payment Rights and Reload Options may be effected pursuant to the terms of Awards granted prior to the Termination Date.

                                   ARTICLE 2
                                  DEFINITIONS

     For purposes of this Plan, the following terms shall have the meanings set forth below:

     2.1 "Award" shall mean any award under this Plan of any Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Other Stock-Based Award.

     2.2 "Award Agreement" shall mean an agreement evidencing the grant of an Award under this Plan. Awards under the Plan shall be evidenced by Award Agreements that set forth the details, conditions and limitations for each Award, as established by the Committee and shall be subject to the terms and conditions of the Plan.

     2.3 "Award Date" shall mean the date that an Award is made, as specified in an Award Agreement.

     2.4 "Board" shall mean the Board of Directors of the Company.

     2.5 "Code" shall mean the Internal Revenue Code of 1986, as amended.

     2.6 "Committee" shall mean the Committee, as specified in Article 3, appointed by the Board to administer the Plan.

     2.7 "Common Stock" shall mean the Common Stock of the Company.

     2.8 "Disability" shall mean permanent and total disability as determined under the rules and guidelines established by the Committee for purposes of the Plan.

     2.9 "Fair Market Value" shall be the mean between the highest and lowest sales prices per share of the Common Stock for such date on the National Association of Securities Dealers Automated Quotation System or any successor system then in use ("NASDAQ"). If no sale of shares of Common Stock is reflected on the NASDAQ on a date, "Fair Market Value" shall be determined on the next preceding day on which there was a sale of shares of Common Stock reflected on NASDAQ.

     2.10 "Incentive Stock Option" or "ISO" shall mean an option to purchase shares of Common Stock granted under Article 6, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

     2.11 "Insider" shall mean an employee who is an officer (as defined in Rule 16a-1(f) of the Exchange Act) or director of the Company, or holder of more than ten percent (10%) of its outstanding shares of Common Stock.

     2.12 "Nonemployee Director" shall have the meaning set forth in Rule 16b-3(b)(3), as promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor definition adopted by the SEC.

     2.13 "Nonqualified Stock Option" or "NQSO" shall mean an option to purchase shares of Common Stock, granted under Article 6, which is not an Incentive Stock Option.

     2.14 "Option" means an Incentive Stock Option, a Nonqualified Stock Option, or a Reload Option.

     2.15 "Option Price" shall mean the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option, as determined by the Committee.

     2.16 "Other Stock-Based Award" shall mean an Award under Article 10 of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock.

     2.17 "Participant" shall mean an employee of the Company or a Subsidiary who holds an outstanding Award granted under the Plan.

     2.18 "Performance Shares" shall mean an Award granted under Article 9 of this Plan evidencing the right to receive Common Stock or cash of an equivalent value at the end of a specified performance period.

     2.19 "Permitted Transferee" means (i) the spouse, children or grandchildren of a Participant (each an "Immediate Family Member"), (ii) a trust or trusts for the exclusive benefit of the Participant and/or one or more Immediate Family Members, or (iii) a partnership or limited liability company whose only partners or members are the Participant and/or one or more Immediate Family Members.

     2.20 "Reload Option" shall mean an Option that is awarded under the conditions of Section 6.5 of the Plan.

     2.21 "Retirement" shall mean the termination of a Participant's employment with the Company or a Subsidiary after the Participant attains normal retirement age as established by the Committee at the time an Award is made.

     2.22 "Restricted Stock" shall mean an Award granted to a Participant under
Article 8 of this Plan.

     2.23 "Stock Appreciation Right" or "SAR" shall mean an Award granted to a Participant under Article 7 of this Plan.

     2.24 "Subsidiary" shall mean any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

     2.25 "Termination of Employment" shall mean the termination of a Participant's employment with the Company or a Subsidiary. A Participant employed by a Subsidiary shall also be deemed to incur a Termination of Employment if the Subsidiary ceases to be a Subsidiary and the Participant does not immediately thereafter become an employee of the Company or another Subsidiary.

                                   ARTICLE 3
                                 ADMINISTRATION

     3.1 The Committee. The Plan shall be administered by a Committee designated by the Board consisting of not less than two (2) directors who shall be appointed from time to time by the Board, each of whom shall qualify as a Nonemployee Director.

     3.2 Committee Authority. Subject to the Company's Articles of Incorporation, Bylaws and the provisions of this Plan, the Committee shall have full authority to grant Awards to key employees of the Company or a Subsidiary. Awards may be granted singly, in combination, or in tandem. The authority of the Committee shall include the following:

          (a) To select the key employees of the Company or a Subsidiary to whom Awards may be granted under the Plan;

          (b) To determine whether and to what extent Options, Stock Appreciation Rights, Restricted Stock, Performance Shares and Other Stock-Based Awards, or any combination thereof are to be granted under the Plan;

          (c) To determine the number of shares of Common Stock to be covered by each Award;

          (d) To determine the terms and conditions of any Award Agreement, including, but not limited to, the Option Price, any vesting restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares Common Stock relating thereto, based on such factors as the Committee shall determine in its sole discretion;

          (e) To determine whether, to what extent and under what circumstances grants of Awards are to operate on a tandem basis and/or in conjunction with or apart from other cash compensation arrangement made by Company other than under the terms of this Plan;

          (f) To determine under what circumstances an Award may be settled in cash, Common Stock, or a combination thereof; and

          (g) To determine to what extent and under what circumstances shares of Common Stock and other amounts payable with respect to an Award shall be deferred.

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (including any Award Agreement) and to otherwise supervise the administration of the Plan. A majority of the Committee shall constitute a quorum, and the acts of a majority of a quorum at any meeting, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The interpretation and construction by the Committee of any provisions of the Plan or any Award granted under the Plan shall be final and binding upon the Company, the Board and Participants, including their respective heirs, executors and assigns. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or an Award granted hereunder.

                                   ARTICLE 4
                        COMMON STOCK SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 13.1, the maximum aggregate number of shares of Common Stock which may be issued under this Plan shall not exceed 1,100,000 shares, which may be either authorized and unissued Common Stock or issued Common Stock reacquired by the Company ("Plan Shares"). Determinations as to the number of Plan Shares that remain available for issuance under the Plan shall be made in accordance with such rules and procedures as the Committee shall determine from time to time, which shall be consistent with the requirements of Rule 16b-3 of the Exchange Act and such interpretations thereof. If an Award expires unexercised or is forfeited, canceled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock that were theretofore subject (or potentially subject) to such Award may again be made subject to an Award Agreement; provided, however, that any such shares subject to a forfeited or canceled Award shall not again be made subject to an Award Agreement to any Participant who received, directly or indirectly, any of the benefits of ownership of the securities underlying such Award, excluding the right to vote such shares.

                                   ARTICLE 5
                                  ELIGIBILITY

     The persons who shall be eligible to receive Awards under the Plan shall be such key employees of the Company or a Subsidiary as the Committee shall select from time to time. In making such selections, the Committee shall consider the nature of the services rendered by such employees, their present and potential contribution to the Company's success and the success of the particular Subsidiary or division of the Company by which they are employed, and such other factors as the Committee in its discretion shall deem relevant. Participants may hold more than one Award, but only on the terms and subject to the restrictions set forth in the Plan and their respective Award Agreements.

                                   ARTICLE 6
                                 STOCK OPTIONS

     6.1 Options. Options may be granted alone or in addition to other Awards granted under this Plan. Each Option granted under this Plan shall be either an Incentive Stock Option (ISO) or a Nonqualified Stock Option (NQSO).

     6.2 Grants. The Committee shall have the authority to grant to any Participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Options. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof which does not qualify shall constitute a separate Nonqualified Stock Option.

     6.3 Incentive Stock Options. No term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422. An Incentive Stock Option shall not be granted to an individual who, on the date of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. The aggregate Fair Market Value, determined on the Award Date of the shares of Common Stock with respect to which one or more Incentive Stock Options (or other incentive stock options within the meaning of Section 422 of the Code, under all other option plans of the Company) that are exercisable for the first time by a Participant during any calendar year shall not exceed the $100,000 limitation imposed by Section 422(d) of the Code.

     6.4 Terms of Options. Options granted under the Plan shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve. Each Agreement shall comply with and be subject to the following terms and conditions:

          (a) Participant's Agreement. Each Participant shall agree to remain in the continuous employ of the Company for a period of at least twelve (12) months from the Award Date or until Retirement, if Retirement occurs prior to twelve (12) months from the date of the Option. Such Agreement shall not impose upon the Company any obligation to retain the Participant in its employ for any period.

          (b) Option Price. The Option Price per share of Common Stock purchasable under an Option shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the Award Date.

          (c) Option Term. The term of each Option shall be fixed by the Committee, but no Option which is designated as an ISO shall be exercisable more than ten (10) years after the date the ISO is granted.

          (d) Exercisability. Except as provided in Section 13.2, no Option shall be exercisable in either in whole or in part prior to the first anniversary of the Award Date. Thereafter, an Option shall be exercisable at such time or times and subject to such terms and conditions (including but not limited to vesting provisions) as shall be determined by the Committee and set forth in the Award Agreement. If the Committee provides that any Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine.

          (e) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (d) above, Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form as the Committee may accept. Notwithstanding the foregoing, an Option shall not be exercisable with respect to less than 100 shares of Common Stock unless the remaining shares covered by an Option are fewer than 100 shares. If and to the extent determined by the Committee in its sole discretion at or after grant, payment in full or in part may also be made in the form of Common Stock owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) or Restricted Stock, or by reduction in the number of shares issuable upon such exercise based, in each case, on the Fair Market Value of the Common Stock on the last trading date preceding payment as determined by the Committee (without regard to any forfeiture restrictions applicable to Restricted Stock). No shares of stock shall be issued until payment has been made. A Participant shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the person exercising such option has given written notice of exercise, has paid for such shares as provided herein, and, if requested, has given the representation described in Section 14.1 of the Plan. Notwithstanding the foregoing, if payment in full or in part has been made in the form of Restricted Stock, an equivalent number of shares of Common Stock issued on exercise of the Option shall be subject to the same restrictions and conditions, and during the remainder of the Restriction Period [as defined in Section 8.3(a)], applicable to the shares of Restricted Stock surrendered therefor.

          (f) Transferability of Options. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, provided, however, the Committee may, in its discretion, authorize all or a portion of a Nonqualified Stock Option to be granted to an optionee to be on terms which permit transfer by such optionee to a Permitted Transferee, provided that
     (i) there may be no consideration for any such transfer (other than the receipt of or interest in a family partnership or limited liability company), (ii) the stock option agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 6.4(f), and
     (iii) subsequent transfers of transferred options shall be prohibited except those in accordance with Section 6.4(i). Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of service of Sections 6.4(g), (h) and (i) hereof, and the tax withholding obligations of Section 13.3 shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the Permitted Transferee only to the extent, and for the periods specified in Sections 6(g), (h), and (i). The Company shall not be obligated to notify Permitted Transferee(s) of the expiration or termination of any option. Further, all Options shall be exercisable during the Participant's lifetime only by such Participant and, in the case of a Nonqualified Stock Option, by a Permitted Transferee. The designation of a person entitled to exercise an Option after a person's death will not be deemed a transfer.

          (g) Termination of Employment for Reasons other than Disability or Death. Upon Termination of Employment for any reason other than on account of Disability or death, each Option held by the Participant shall, to the extent rights to purchase shares under such Option have accrued at the date of such Termination of Employment and shall not have been fully exercised, be exercisable, in whole or in part, at any time within a period of three
     (3) months following Termination of Employment, subject, however, to prior expiration of the term of such Options and any other limitations on the exercise of such Options in effect at the date of exercise. Whether an authorized leave of absence or absence because of military or governmental service shall constitute Termination of Employment for such purposes shall be determined by the Committee, which determination shall be final and conclusive.

          (h) Termination of Employment for Disability. Upon Termination of Employment by reason of Disability, each Option held by such Participant shall, to the extent rights to purchase shares under the Option have accrued at the date of such Retirement or Disability and shall not have been fully exercised, remain exercisable in whole or in part, for a period of one (1) year following such Termination of Employment, subject, however, to prior expiration according to its terms and other limitations imposed by the Plan. If the Participant dies after such Retirement or Disability, the Participant's Options shall be exercisable in accordance with Section 6.4(i) below.

          (i) Termination of Employment for Death. Upon Termination of Employment due to death, each Option held by such Participant or Permitted Transferee shall, to the extent rights to purchase shares under the Options have accrued at the date of death and shall not have been fully exercised, be exercisable, in whole or in part, by the personal representative of the estate of the Participant or Permitted Transferee or by any person or persons who shall have acquired the Option directly from the Participant or Permitted Transferee by bequest or inheritance only under the following circumstances and during the following periods: (i) if the Participant dies while employed by the Company or a Subsidiary, at any time within one (1) year after his or her death, or (ii) if the Participant dies during the extended exercise period following Termination of Employment specified in
     Section 6.4(h), at any time within the longer of such extended period or three (3) months after death, subject, however, in any case, to the prior expiration of the term of the Option and any other limitation on the exercise of such Option in effect at the date of exercise.

          (j) Termination of Options. Any Option that is not exercised within whichever of the exercise periods specified in Sections 6.4(g), (h) or (i) is applicable shall terminate upon expiration of such exercise period.

          (k) Purchase and Settlement Provisions. The Committee may at any time offer to purchase an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made. In addition, if an Award Agreement so provides at the Award Date or is thereafter amended to so provide, the Committee may require that all or part of the shares of Common Stock to be issued with respect to the exercise of an Option, in an amount not greater than the Fair Market Value of the shares that is in excess of the aggregate Option Price, take the form of Performance Shares or Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Performance Shares or Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.

     6.5 Reload Options. Without in any way limiting the authority of the Committee to make grants hereunder, and in order to induce employees to retain ownership of shares of Common Stock, the Committee shall have the authority (but not an obligation) to include within any Award Agreement a provision entitling the Participant to a further Option (a "Reload Option") in the event the Participant exercises the Option evidenced by the Award Agreement, in whole or in part, by surrendering shares of Common Stock previously owned by the Participant, in accordance with this Plan and the terms and conditions of the Award Agreement. A Reload Option shall entitle a Participant to purchase a number of shares of Common Stock equal to the number of such shares so delivered upon exercise of the original

Option and, in the discretion of the Committee, the number of shares, if any, tendered to the Company to satisfy any withholding tax liability arising in connection with the exercise of the original Option. A Reload Option shall: (a) have an Option Price of not less than one hundred percent (100%) of the per share Fair Market Value of the Common Stock on the date of grant of such Reload Option; (b) have a term not longer than the remaining term of the original Option at the time of exercise thereof; (c) become exercisable in the event the shares acquired upon exercise of the original Option are held for a minimum period of time established by the Committee; and (d) be subject to such other terms and conditions as the Committee may determine.

                                   ARTICLE 7
                           STOCK APPRECIATION RIGHTS

     7.1 Grant of SARs. The Committee may approve the grant of Stock Appreciation Rights ("SARs") that are related to Options only. A SAR may be granted only at the time of grant of the related Option. A SAR will entitle the holder of the related Option, upon exercise of the SAR, to surrender such Option, or any portion thereof to the extent unexercised, with respect to the number of shares as to which such SAR is exercised, and to receive payment of an amount computed pursuant to Section 7.2. Such Option will, to the extent surrendered, then cease to be exercisable. A SAR granted hereunder will be exercisable at such time or times, and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

     7.2 Payment of SAR Amount. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the Option Price, by (ii) the number of shares of Common Stock with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in shares of Common Stock of equivalent value, or in some combination thereof.

                                   ARTICLE 8
                                RESTRICTED STOCK

     8.1 Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the Participant, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant of Restricted Stock upon the achievement of specific business objectives, measurements of individual or business unit or Company performances, or such other factors as the Committee may determine. The provisions of Restricted Stock awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

     8.2 Awards and Certificates. A prospective Participant selected to receive a Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has executed an Award Agreement evidencing the Award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

          (a) Acceptance. Awards of Restricted Stock must be accepted within a period of 20 days (or such shorter period as the Committee may specify at grant) after the Award Date, by executing an Award Agreement and by paying whatever price (if any) the Committee has designated for such shares of Restricted Stock.

          (b) Legend. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

        "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Universal Forest Products, Inc. Long-Term Stock Incentive Plan and related Award Agreement entered into between the registered owner and the
        Company, dated             . Copies of such Plan and Agreement
        are on file in the offices of the Company, 2801 East Beltline, N.E., Grand Rapids, Michigan 49505."

          (c) Custody. The Committee may require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

     8.3 Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Plan shall be subject to the following restrictions and conditions:

          (a) Restriction Period. Subject to the provisions of this Plan and the Award Agreement, during a period set by the Committee commencing with the Award Date and expiring not less than twelve (12) consecutive months thereafter (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge, or assign shares of Restricted Stock awarded under this Plan. Subject to these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine.

          (b) Rights as Shareholder. Except as provided in this subsection (b) and subsection (a) above, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including the right to receive any dividends. The Committee, in its sole discretion, as determined at the time of Award, may permit or require the payment of dividends to be deferred. If any dividends or other distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

          (c) Termination of Employment. Subject to the applicable provisions of the Award Agreement and this Article 8, upon Termination of Employment for any reason during the Restriction Period, all Restricted Shares still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee as specified in the Award Agreement.

          (d) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant.

                                   ARTICLE 9
                               PERFORMANCE SHARES

     9.1 Award of Performance Shares. Performance Shares may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the eligible persons to whom and the time or times at which Performance Shares shall be awarded, the number of Performance Shares to be awarded to any person, the duration of the period (the "Performance Period") during which, and the conditions under which, receipt of the Performance Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 9.2, as specified in the Award Agreement. The Committee may condition the grant of Performance Shares upon the achievement of specific business objectives, measurements of individual or business unit or Company performance, or such other factors or criteria as the Committee shall determine. The provisions of the award of Performance Shares need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

     9.2 Terms and Conditions. Performance Shares awarded pursuant to this
Article 9 shall be subject to the following terms and conditions:

          (a) Nontransferability. Subject to the provisions of this Plan and the related Award Agreement, Performance Shares may not be sold, assigned, transferred, pledged or otherwise encumbered during the Performance Period. At the expiration of the Performance Period, share certificates or cash of an equivalent value (as the Committee may determine in its sole discretion) shall be delivered to the Participant, or his legal representative, in a number equal to the shares covered by the Award Agreement.

          (b) Dividends. Unless otherwise determined by the Committee at the time of Award, amounts equal to any cash dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Share Award will not be paid to the Participant.

          (c) Termination of Employment. Subject to the provisions of the Award Agreement and this Article 9, upon Termination of Employment for any reason during the Performance Period for a given Award, the Performance Shares in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at or after grant.

          (d) Accelerated Vesting. Based on service, performance and/or such other factors or criteria as the Committee may determine and set forth in the Award Agreement, the Committee may, at or after grant, accelerate the vesting of all or any part of any award of Performance Shares and/or waive the deferral limitations for all or any part of such Award.

                                   ARTICLE 10
                            OTHER STOCK-BASED AWARDS

     10.1 Other Awards. Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock ("Other Stock-Based Awards"), may be granted either alone or in addition to or in tandem with Options, SARs, Restricted Stock or Performance Shares. Subject to the provisions of this Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period. The provisions of Other Stock-Based Awards need not be the same with respect to each Participant and such Awards to individual Participants need not be the same in subsequent years.

     10.2 Terms and Conditions. Other Stock-Based Awards made pursuant to this
Article 10 shall be set forth in an Award Agreement and shall be subject to the following terms and conditions:

          (a) Nontransferability. Subject to the provisions of this Plan and the Award Agreement, shares of Common Stock subject to Awards made under this
     Article 10 may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

          (b) Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of this Plan and the Award Agreement, the recipient of an Award under this Article 10 shall be entitled to receive, currently or on a deferred stock basis, dividends or other distributions with respect to the number of shares of Common Stock covered by the Award.

          (c) Vesting. Any Award under this Article 10 and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

          (d) Waiver of Limitation. In the event of the Participant's Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Article 10.

          (e) Price. Common Stock issued or sold under this Article 10 may be issued or sold for no cash consideration or such consideration as the Committee shall determine and specify in the Award Agreement.

                                   ARTICLE 11
                      TERMINATION OR AMENDMENT OF THE PLAN

     The Board may at any time amend, discontinue or terminate this Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any applicable regulatory requirement); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the Company's shareholders, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan (except by operation of Section 13.1); or (ii) decrease the option price of any Option to less than one hundred percent (100%) of the Fair Market Value on the date of grant for an Option. Awards may not be granted under the Plan after the Termination Date, but Awards granted prior to such date shall remain in effect or become exercisable pursuant to their respective terms and the terms of this Plan.

                                   ARTICLE 12
                                 UNFUNDED PLAN

     This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

                                   ARTICLE 13
                             ADJUSTMENT PROVISIONS

     13.1 Antidilution. Subject to the provisions of this Article 13, if the outstanding shares of Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Article 4 of the Plan, (ii) the number and kind of shares or other securities subject to the then outstanding Awards, and (iii) the price for each share or other unit of any other securities subject to the then outstanding Awards.

     13.2 Change in Control. Notwithstanding Section 13.1, upon dissolution or liquidation of the Company, or upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of all or substantially all the assets of the Company, all Awards then outstanding under the Plan will be fully vested and exercisable and all restrictions will immediately cease, unless provisions are made in connection with such transaction for the continuance of the Plan and the assumption of or the substitution for such Awards of new Awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

     13.3 Adjustments by Committee. Any adjustments pursuant to this Article 13 will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments. Only cash payments will be made in lieu of fractional shares.

                                   ARTICLE 14
                               GENERAL PROVISIONS

     14.1 Legend. The Committee may require each person purchasing shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     14.2 No Right to Employment. Neither this Plan nor the grant of any Award hereunder shall give any Participant or other employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall there be a limitation in any way on the right of the Company or any Subsidiary by which an employee is employed to terminate his or her employment at any time.

     14.3 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Unless otherwise prohibited by the Committee, each Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment;
(b) authorizing the Company to withhold from the shares otherwise issuable to the Participant a number of shares having a Fair Market Value as of the "Tax Date", less than or equal to the amount of the withholding tax obligation; or
(c) delivering to the Company unencumbered shares owned by the Participant having a Fair Market Value, as of the Tax Date, less than or equal to the amount of the withholding tax obligation. The "Tax Date" shall be the date that the amount of tax to be withheld is determined.

     14.4 No Assignment of Benefits. No Option, Award or other benefit payable under this Plan shall, except as otherwise specifically transfer, provided by law, be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge, any such benefits shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

     14.5 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws and in the courts of the state of Michigan.

     14.6 Application of Funds. The proceeds received by the Company from the sale of shares of Common Stock pursuant to Awards granted under this Plan will be used for general corporate purposes.

     14.7 Rights as a Shareholder. Except as otherwise provided in an Award Agreement, a Participant shall have no rights as a shareholder of the Company until he or she becomes the holder of record of Common Stock.

                                 CERTIFICATION

     The foregoing Plan was duly adopted by the Board of Directors on the 22nd day of January, 1997, subject to approval by the Company's shareholders.

                                          /s/ MATTHEW J. MISSAD
                                          --------------------------------------
                                          Secretary
                                          Universal Forest Products, Inc.

                        Universal Forest Products, Inc.
          This Proxy is solicited on behalf of the Board of Directors

     The undersigned hereby appoints William G. Currie and Matthew J. Missad as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Universal Forest Products, Inc. held of record by the undersigned on March 1, 1997 at the Annual Meeting of Shareholders to be held April 23, 1997, and at any adjournment thereof.


                         (To be Signed on Reverse Side)

     PLEASE MARK YOUR
[X]  VOTES AS IN THIS
     EXAMPLE.


                                FOR          WITHHELD
1. DIRECTORS TO BE
ELECTED BY HOLDERS              [ ]            [ ]
OF COMMON STOCK
     (Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

     Peter F. Secchia, Richard M. DeVos, John W. Garside


                                                      FOR    AGAINST    ABSTAIN
2. Proposal to approve an Amendment to
the Company's Articles of Incorporation
to Authorize an Additional 15,000,000
Shares of Common Stock.                               [ ]      [ ]        [ ]

3.  Proposal to approve the Company's
Long Term Stock Incentive Plan.                       [ ]      [ ]        [ ]

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


SIGNATURE(S)                   DATE         This Proxy, when properly executed,
            ------------------      -----   will be voted in the manner
                                            directed herein by the undersigned
                                            shareholder. IF NO DIRECTION IS
                                            MADE, THIS PROXY WILL BE VOTED FOR
                                            ALL NOMINEES LISTED IN PROPOSAL 1,
                                            AND "FOR" PROPOSALS 2 AND 3.


NOTE: Please sign exactly as name appears hereon. When shares are given by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.